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                                                                   EXHIBIT 10.18

                                                        Effective April 20, 1995
                                AMENDMENT NO. 3 TO
                            THE DURIRON COMPANY, INC.
                           1989 RESTRICTED STOCK PLAN

I. ARTICLE III, SECTION 1 SHALL BE AMENDED BY ADDING THE FOLLOWING TWO SENTENCES AT THE END OF THIS SECTION.

         "The Committee, also at its discretion, may delegate its authority to the Company's Chief Executive Officer to so award Restricted Shares in an amount not to exceed 5,000 shares per calendar year to Eligible Employees of the Company, provided that any such grant shall be limited to 1,000 shares per Eligible Employee per calendar year, and further provided that the Chief Executive Officer shall not be authorized to award any grants to any officers of the Company. The Chief Executive Officer shall, on an annual basis, report all such awards to the Committee, and the Committee's ratification and approval of such awards shall be presumed in the absence of express action by the Committee to the contrary."

II.      ARTICLE IV IS AMENDED IN ITS ENTIRETY AND RESTATED AS FOLLOWS.


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Shares," with the term "Deferred Shares" hereafter applying equally to both
Mandatory Deferred Shares and Voluntary Deferred Shares.

         SECTION 2. ACCOUNTS FOR DEFERRED RESTRICTED SHARES.

         (a) The Company will establish a separate account for each Participant who has Deferred Shares in which the Deferred Shares will be maintained. The Company will create this account through a trust (the "Trust") established by the Company, with the applicable trustee (the "Trustee") maintaining the Deferred Shares pursuant to the Trust.

         (b) Notwithstanding Article I, Section 6(a), which shall not apply to Deferred Shares except as follows, the Company shall fund such account in the case of Voluntary Deferred Shares by providing sufficient cash to the Trustee, on the date that the grant of the Voluntary Deferred Shares are to be deferred. The Company shall then give instructions to the Trustee to purchase such Voluntary Deferred Shares for this account on the open market, and the Company shall reimburse the trustee for any associated brokerage or other transaction fees.

         (c) In the case of Mandatory Deferred Shares, the Company shall fund such account by transferring such Mandatory Deferred Shares to the Trustee for holding pursuant to the terms of the Trust, with the provisions of Article I,
Section 6(a) and 6(b) being inapplicable to the Mandatory Deferred Shares.

         (d) Any dividends paid on the Voluntary Deferred Shares in this account ("Dividends") will be credited to a deferred cash account to be established under the Trust in which the amount of the Dividends will be recorded for the benefit of the Participant, with interest to be credited to the Dividends in the following manner. The Company will credit to each such cash account, as of the first day of each calendar quarter, interest on the amount then credited to such account, including all previous credits to such account by operation of this Section, computed at an annual rate equal to the average composite bond yield for Single A bonds, rounded to the nearest 1/10 of 1%, as published for the month last preceding the beginning of such calendar quarter in the Standard & Poor's Indexes of the Securities Markets.

         (e) Any dividends paid on the Mandatory Deferred Shares shall be reinvested in the Company Stock of the Company through the Trustee's use of the Company's automatic stock dividend plan available to all of its shareholders of record. Such reinvestment shares shall also be held in the participant's Deferred Shares trust account where they shall be included, where applicable, in any reference to "Deferred Shares" hereafter.

         (f) In the event that the company is obligated to pay any cash amounts to a Participant in connection with the vesting of any Mandatory Deferred Shares, such cash ("Tax Reimbursement Cash") shall be credited to the cash account of such Participant under the Trust. Interest shall be credited on the Tax Reimbursement Cash in the same way as applies to Dividends, and the Trustee shall likewise handle Tax Reimbursement Cash and Dividends in the same way.

         (g) Any Deferred Shares hereunder and any amount credited to either the cash or Deferred Shares Trust accounts of a Participant, or as any interest or any Dividends paid on such

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Deferred Shares, will represent only an unsecured promise of the Company to pay or deliver the amount so credited in accordance with the terms of this Article of the Plan. Neither a Participant nor any beneficiary of a Participant will acquire any right, title, or interest in any asset of the Company as a result of any amount of cash or Deferred Shares credited to a Participant's account or accounts. At all times, a Participant's rights with respect to the amount credited to his/her account or accounts will be only those of an unsecured creditor of the Company. The Company will not be obligated or required in any manner to restrict the use of any of its assets as a result of any amount credited to a Participant's account or accounts. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, lien, encumbrance or charge, and any attempt to take any such action shall be void.

         (h) The Trustee will have voting rights on all Deferred Shares prior to their distribution.

         SECTION 3. DISTRIBUTION OF DEFERRED SHARES.

         (a) Deferred Shares will be distributed only in accordance with the following sections, pursuant to the election specified by the Participant under the attached form marked Exhibit A with regard to Voluntary Deferred Shares or the attached form marked Exhibit B (or any substantially similar documents acceptable to the Committee) with regard to Mandatory Deferred Shares.

         (i) In the event a Participant leaves service from the Company's Board of Directors or employment from the Company, as the case may be, for any reason, any Deferred Shares and the interest, Dividends and Tax Reimbursement Cash on these Deferred Shares previously or currently credited to his/her account will be distributed commencing within 60 calendar days of his/her termination in accordance with the method of distribution elected by the Participant.

         (ii) The Participant may elect to receive such distribution in a lump sum, in equal annual installments (not exceeding ten), or in some designated combination thereof.

         (iii) If the election is a lump sum, then interest, Dividends and Tax Reimbursement Cash, if any, will be credited to the account through the date of distribution, and the entire amount of Dividends and Tax Reimbursement Cash, if any, with applicable interest will be paid, and the entire Deferred Shares account balance will be transferred in kind, to the Participant within 60 days of his/her termination.

         (iv) If installments have been elected, any Dividends and any Tax Reimbursement Cash with applicable interest, will be calculated through the date of termination and added to the account. The resulting deferred cash total shall be divided equally by the number of installments elected and the first payment made within 60 days of termination. The second and all subsequent installment payments shall be made between January 1 and 30 of each following year. Interest will continue to accrue to the account on the balance remaining in the Participant's Dividend and Tax Reimbursement Cash account until all installments have been paid. Interest will be paid annually with each installment payment. With regard to the Deferred Shares, the aggregate number of Deferred Shares held in the separate account for Deferred Shares will be divided by the number of installments

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elected and allocated in equal whole number proportions to be distributed with each such installment payment (with any remainder after such equal division to be included in the first installment). All Deferred Shares so allocated will be distributed in kind with each applicable installment, which shall be paid simultaneously with any deferred cash distribution installments. Certificates representing the applicable amount of Deferred Shares held for the then longest time in the Deferred Shares account of the Trust will be delivered with each installment, where applicable. Dividends from any undistributed Voluntary Deferred Shares will continue to accrue to the Director's Dividend account, receive applicable interest credit and will be paid with the next applicable installment payment of deferred cash. Undistributed Mandatory Deferred Shares will continue to be invested in the shareholder dividend reinvestment plan, with the entire balance in the reinvestment plan distributed in the last installment.

         (v) If any portion of a Participant's deferred account remains unpaid at his/her death, then after his/her death such amount will be paid (i) to his/her beneficiary(ies) in accordance with the method of distribution elected by the Participant (following the procedure for lump sum and installment payments set forth above), or (ii), if the Participant has not designated a beneficiary or if the beneficiary predeceases the Participant, to the Participant's estate in a lump sum. Should a beneficiary die after the Participant has terminated service but before the entire Deferred Shares have been disbursed, the balance of the cash benefit will be paid to the beneficiary's estate in a lump sum, and the Deferred Shares benefit will be transferred to such estate in kind.

         (vi) Notwithstanding anything to the contrary above, no Deferred Shares shall be paid to the Participant until expiration or termination of the applicable Restriction Period or, if earlier, until the provisions of Article I,
Section 5(a) cease to apply to such Shares."

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                                                                       EXHIBIT A

                            THE DURIRON COMPANY, INC.
                           1989 RESTRICTED STOCK PLAN
                         PARTICIPANT'S ELECTION TO DEFER
                            VOLUNTARY DEFERRED SHARES

         In accordance with the provisions of the 1989 Restricted Stock Plan (the "Plan") of The Duriron Company, Inc. (the "Company"), I elect:

         1. Effective immediately to defer the receipt of any Voluntary Restricted Shares (as defined in the Plan) granted to me under the Plan unless I notify you to revoke this election.

         2. To receive payment of the amount credited to my deferred account in the following manner:

                 / / In one lump sum payment of cash ("Cash") equivalent to Dividends and interest on the Deferred Shares and an in kind distribution of Deferred Shares.

                  / / In _____ equal annual installments (not to exceed ten) of Cash and Deferred Shares.

         3. To have any payments above, which have not been made to me prior to my death, paid after my death to the following designated person in the same manner as would have been paid to me:

         In making this election, I understand that:

         1. My election may not be modified to retroactively change the deferral of Restricted Shares after their grant.

         2. My election is otherwise subject to the terms of the Plan and applicable securities law.

         3. The delivery of the Deferred Shares to me will be subject to applicable SEC requirements, including, without limitation, possible time restrictions on resale.

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                         Date                       Signature of Participant

         The undersigned, Secretary of the Company, acknowledges receipt of the
above election on               .


                                                -----------------------
                                                       Secretary
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                                                                       EXHIBIT B

                            THE DURIRON COMPANY, INC.
                           1989 RESTRICTED STOCK PLAN
                       PARTICIPANT'S DISTRIBUTION ELECTION
                          OF MANDATORY DEFERRED SHARES

         In accordance with the provisions of the 1989 Restricted Stock Plan (the "Plan") of The Duriron Company, Inc. (the "Company"), I elect:

         1. To receive payment of the amount credited to my Mandatory Deferred Shares account in the following manner:

                  / / In one lump sum payment of cash ("Cash") equivalent to any Dividends, any Tax Reimbursement Cash (as both defined in the Plan), and interest on the Deferred Shares and an in kind distribution of Mandatory Deferred Shares.

                  / / In _____ equal annual installments (not to exceed ten) of any Cash, any Tax Reimbursement Cash and Mandatory Deferred Shares.

         2. To have any payments above, which have not been made to me prior to my death, paid after my death to the following designated person in the same manner as would have been paid to me:

         In making this election, I understand that:

         1. My election may not be modified to retroactively change the distribution of Mandatory Deferred Shares after their vesting.

         2. My election is otherwise subject to the terms of the Plan and applicable securities law.

         3. The delivery of the Mandatory Deferred Shares to me will be subject to applicable SEC requirements, including, without limitation, possible time restrictions on resale.

                  -----------------------      --------------------------------
                            Date                    Signature of Participant

         The undersigned, Secretary of the Company, acknowledges receipt of the
above election on               .




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                                                       Secretary